                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Pacific Crest Capital, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      [Logo of Pacific Crest Capital, Inc.]


                           PACIFIC CREST CAPITAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 13, 1998


     Notice is hereby given that the annual meeting (the "Meeting") of the stockholders of Pacific Crest Capital, Inc. (the "Company") will be held on Wednesday, May 13, 1998, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 at 2:00 p.m. for the following purposes:

     1. ELECTION OF DIRECTORS. To elect two persons to the Board of Directors for a term of three years and to serve until his or her successor is elected and qualified, as more fully described in the accompanying Proxy Statement.

     2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

     Only those stockholders of record at the close of business on March 16, 1998 shall be entitled to notice of and to vote at the Meeting.

     STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Robert J. Dennen

                              ROBERT J. DENNEN
                              Secretary

Agoura Hills, California
April 10, 1998

                      [Logo of Pacific Crest Capital, Inc.]


                           PACIFIC CREST CAPITAL, INC.
                              30343 CANWOOD STREET
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 865-3300

                               --------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, MAY 13, 1998

                               --------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of Pacific Crest Capital, Inc. (the "Company") for use at the annual meeting ("Meeting") of the stockholders ("Stockholders") of the Company to be held on Wednesday, May 13, 1998, at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card ("Proxy") and other enclosures will be first mailed to Stockholders on or about April 10, 1998. Only Stockholders of record on March 16, 1998 ("Record Date") are entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect two persons to the Board of Directors for a term of three years and to serve until his or her successor is elected and qualified. The Board of Directors' nominees are:

                                 Martin J. Frank
                                Steven J. Orlando

     2. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

COSTS OF SOLICITATIONS OF PROXIES

     This solicitation of Proxies is made on behalf of the Board of Directors of the Company and the Company will bear the costs of solicitation. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies also will be borne by the Company. It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Pacific Crest Bank ("Pacific Crest Bank"), may solicit Proxies personally or by telephone. In addition, the Company has engaged Corporate Investor Communications to assist in the distribution and solicitation of Proxies, for which the Company has agreed to pay a fee of $2,500. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 2,981,807 shares were issued and outstanding on the Record Date, and 2,000,000 shares of serial preferred stock, $.01 per share, of which no shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of Common Stock is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders. The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the person receiving the highest number of votes "FOR" will be elected. Accordingly, abstentions from voting and votes "WITHHELD" in the election of directors have no legal effect.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed proxy bearing a later date or by voting in person at the Meeting.

     If you hold your Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote your Common Stock, your broker or nominee may, in its discretion, vote your Common Stock "FOR" the election of the Board of Directors' nominees.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of each nominee for director set forth herein.

     The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to own more than 5% of the outstanding Common Stock (based on Schedules 13D and 13G reports filed with the Securities and Exchange Commission), (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and four other executive officers of the Company whose salary and bonus in 1997 exceeded $100,000 (the "Named Executives"), and (iv) all directors and executive officers of the Company, as a group:

               Name and                            Number of
              Address of                             Shares         Percent
              Beneficial                          Beneficially         of
               Owner(1)                             Owned(2)        Class(3)
  -------------------------------------           ------------      ----------
  WELLINGTON MANAGEMENT COMPANY, LLP               293,000(4)         9.83%
  75 State Street
  Boston, MA  02109

  KENNEDY CAPITAL MANAGEMENT, INC.                 228,910(5)         7.68%
  10829 Olive Blvd.
  St. Louis, MO  63141

  SANDLER O'NEILL ASSET MANAGEMENT LLC             158,500(6)         5.32%
  712 Fifth Avenue
  New York, NY  10019

  FRIEDMAN, BILLINGS, RAMSEY & CO., INC.           151,270            5.07%
  1001 Nineteenth Street North
  Arlington, VA  22209

  GARY WEHRLE                                      175,112(7)         5.80%
  President, Chief Executive Officer
  and Chairman of the Board

  RUDOLPH I. ESTRADA                                 3,599(8)             *
  Director

  MARTIN J. FRANK                                   18,989(9)             *
  Director; Nominee

  RICHARD S. ORFALEA                                 4,471(10)            *
  Director

  STEVEN J. ORLANDO                                  2,936(11)            *
  Director; Nominee

  GONZALO FERNANDEZ                                 18,796(12)            *
  Executive Vice President

  JOSEPH FINCI                                       6,720(13)            *
  Senior Vice President

  LYLE C. LODWICK                                   22,533(14)            *
  Executive Vice President

  BARRY L. OTELSBERG                                49,623(15)        1.65%
  Executive Vice President

                                      3



  All directors and executive officers,
  as a group (11 persons)                          314,491(16)       10.13%


----------------------------
*       Less than 1%.

(1) The address for each of the directors and Named Executives of the Company is in care of Pacific Crest Capital, Inc.: 30343 Canwood Street, Agoura Hills, California 91301.

(2) Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(3) Shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person (or group), but are not deemed to be outstanding as to any other person (or group).

(4) As reported in the Schedule 13G (Amendment No. 3) filed by Wellington Management Company, LLP ("Wellington") with the Securities and Exchange Commission on February 11, 1998. Wellington beneficially owns these shares, which are held of record by certain of its clients, in its capacity as investment adviser. No such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of these shares with respect to more than five percent of these shares, except Bay Pond Partners, L.P. Of the 293,000 shares, Wellington shares the power to vote 270,000 of these shares and shares the power to dispose of all 293,000 shares.

(5) As reported in the Schedule 13G (Amendment No. 2) filed by Kennedy Capital Management, Inc. ("Kennedy") with the Securities and Exchange Commission on February 10, 1998. Of the 228,910 shares, Kennedy has sole voting power with respect to 209,760 shares.

(6) As reported in the Schedule 13D (Amendment No. 2) filed by Sandler O'Neill Asset Management LLC ("SOAM") with the Securities and Exchange Commission on March 16, 1998. SOAM owned directly no shares of Common Stock. By reason of its position as management company for Malta Partners, L.P. ("MP") Malta Partners II, L.P. ("MPII"), Malta Hedge Fund, L.P. ("MHF") and Malta Hedge Fund II, L.P. ("MHFII"), SOAM may be deemed to beneficially own the 88,000 shares owned by MP, the 22,100 shares owned by MPII, the 40,900 shares owned by MHF and the 7,500 shares owned by MHFII, or an aggregate of 158,000 shares of Common Stock. Of the 158,000 shares, SOAM shares voting and dispositive power over 88,000 shares with MP, 22,100 shares with MPII, 40,900 shares with MHF and 7,500 shares with MHFII. SOAM Holdings, LLC ("Holdings") owned directly no shares of Common Stock. By reason of its position as general partner of MP, MPII, MMF and MHFII, Holdings may be deemed to beneficially own the 88,000 shares owned by MP, the 22,100 shares owned by MPII, the 40,900 shares owned by MHF and the 7,500 shares owned by MHFII, or an aggregate of 158,000 shares of Common Stock. Of the 158,000 shares, Holdings shares voting and dispositive power over 88,000 shares with MP, 22,100 shares with MPII, 40,900 shares with MHF and 7,500 shares with MHFII. Terry Maltese is President of SOAM and Holdings. Mr. Maltese directly owned no shares of Common Stock. By reason of his position as President of SOAM and Holdings, Mr. Maltese may be deemed to beneficially own the 88,000 shares owned by MP, the 22,100 shares owned by MPII, the 40,900 shares owned by MHF and the 7,500 shares owned by MHFII, or an aggregate of 158,000 shares. Of the 158,000 shares, Mr. Maltese shares voting and dispositive power of 88,000 shares with MP, 22,100 shares with MPII, 40,900 shares with MHF and 7,500 shares with MHFII.

(7) Includes 38,991 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(8) Includes 2,750 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(9) Includes 6,300 shares of Common Stock held by the I.E. Falk Exemption Equivalent Trust, of which Mr. Frank's wife is the trustee and as to which Mr. Frank disclaims beneficial ownership, and 2,750 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(10) Includes 2,750 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(11) Includes 1,125 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(12) Includes 17,316 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(13) Includes 5,665 shares of Common stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(14) Includes 20,106 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(15) Includes 20,106 shares of Common Stock issuable upon the exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

(16) Includes 121,524 shares of Common Stock issuable upon exercise of stock options vested pursuant to the Company's 1993 Equity Incentive Plan.

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation and Bylaws provide that, except as provided by the terms of any series of Preferred Stock or any other class of securities having a preference over the Common Stock, the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of five members. The Bylaws further provide for the division of the directors of the Company into three classes of approximately equal size. Two members of Class II shall be elected to a three year term at the annual meeting of Stockholders in 1998, two members of Class III shall be elected to a three year term at the annual meeting of Stockholders in 1999, and one member of Class I shall be elected to a three year term at the annual meeting of Stockholders in 2000.

     The directors proposed for re-election, Martin J. Frank and Steven J. Orlando, were elected to their present terms in 1995. Messrs. Frank and Orlando have indicated their willingness to serve, and unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of Messrs. Frank and Orlando. In the event that Mr. Frank or Mr. Orlando should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that Mr. Frank or Mr. Orlando will be unavailable.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directors of the Company are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except Mr. Estrada, who is a trustee of Monarch Funds, a registered investment company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

     The following table sets forth certain information with respect to the nominees for director, and the current directors of the Company. All directors of the Company are also directors of Pacific Crest Bank. Officers will serve at the pleasure of the Board of Directors, subject to restrictions set forth in
their employment agreements.    SEE "ELECTION OF DIRECTORS -- Executive
Compensation -- EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS."

                                    Year First Appointed                    Principal Occupation or Employment and
            Name            Age         as Director                           Occupation for the Past Five Years
--------------------------  ----  -----------------------   -------------------------------------------------------------
 Martin J. Frank(1)         61              1993            Nominee; Class II Director of the Company; self-employed in movie development; Managing member, Cadillac LLC, a movie
                                                            production company; Chairman of Moonshadow Entertainment, a movie production company, from January 1, 1995 to December
                                                            31, 1997; Chairman of A. Frank Productions, a movie
                                                            production company, from February 1992 to December 1993;
                                                            owner of Martin J. Frank Consulting, a management consulting company, from February 1992 to December 1997; retired as
                                                            Managing Director from Towers, Perrin, Forster & Crosby, Inc.
                                                            from 1969 to February 1992.

 Steven J. Orlando(1)       46              1995            Nominee; Class II Director of the Company; Certified Public
                                                            Accountant; Chief Financial Officer of Systems Integrators, a
                                                            newspaper software company, from 1997 to present; Chief
                                                            Financial Officer of Java Centrale, Inc., a gourmet coffee franchiser, from 1994 to 1997; Director and President, RJN
                                                            Enterprises, a private investment company, from July 1988 to present; Director and consultant, Southwest Products Company, an aerospace specialty bearing manufacturer, from 1990 to
                                                            1995; Director and consulting Chief Financial Officer of FRS,
                                                            Inc. from 1988 to 1994; self-employed as financial advisor and consultant from 1988 to 1994.

 Richard S. Orfalea(2)      56              1993            Class III Director of the Company; Director of Mergers and
                                                            Acquisitions, Director of International Expansion, Kinko's
                                                            Graphics Corp. from 1990 to present.

 Gary Wehrle(2)             55              1993            Class III Director of the Company; Chairman of the Board,
                                                            President and Chief Executive Officer of the Company since formation; President and Chief Executive Officer of Pacific
                                                            Crest Bank since 1984; Executive Vice President of The
                                                            Foothill Group, Inc. ("Foothill Group") from 1980 to 1993.

                                      7

                                    Year First Appointed                    Principal Occupation or Employment and
            Name            Age         as Director                           Occupation for the Past Five Years
--------------------------  ----  -----------------------   -------------------------------------------------------------
 Rudolph I. Estrada(3)      50              1993            Class I Director of the Company; Trustee of Monarch Funds, a
                                                            registered investment company under the Investment Company
                                                            Act of 1940 since 1994; President and Chief Executive Officer of The Summit Group, a banking and business consulting
                                                            company since 1988; Presidential appointee to the White House
                                                            Commission on Small Business in 1993; Chairman of California
                                                            Small Business Roundtable since 1995; Professor (Adjunct) of
                                                            Finance and Management and Director of the Small Business
                                                            Institute at California State University since 1986; Los
                                                            Angeles District Director U.S. Small Business Administration,
                                                            from 1980 to 1982.

------------------------
(1) Messrs. Frank and Orlando's terms of office expire at the 1998 Annual Meeting of Stockholders.

(2) Messrs. Orfalea and Wehrle's terms of office expire at the 1999 Annual Meeting of Stockholders.

(3) Mr. Estrada's term of office expires at the 2000 Annual Meeting of Stockholders.


BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company's Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

     The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent public accountants. The Audit Committee met seven times during 1997. The Audit Committee currently consists of all of the nonemployee directors and Mr. Orlando is its Chairman.

     The Compensation Committee determines the salary and bonus structure for the Company's executive officers and supervises the compensation scheme for the Company's other officers. In addition, the Compensation Committee determines appropriate awards under the Company's Equity Incentive Plan and administers the Company's Retirement Plan. The Compensation Committee met one time during 1997. The Compensation Committee currently consists of all of the nonemployee directors of the Company, and Mr. Frank is its Chairman.

     The full Board of Directors acts as the Nominating Committee that nominates officers and directors of the Company for election.

     The Board of Directors met seven times during 1997. All of the persons who were directors of the Company during 1997 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served during 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1997, all persons subject to the reporting requirements of
Section 16(a) filed all required reports on a timely basis.

COMPENSATION OF BOARD OF DIRECTORS

     The Company pays fees to its nonofficer directors for serving on the Board of Directors and for their attendance at board and committee meetings.

     Pacific Crest Capital, Inc. (parent company) pays each nonofficer director a retainer of $1,000 per annum, plus $250 per board or committee meeting attended. In addition, pursuant to the 1996 Non-Employee Directors' Stock Plan, nonofficer directors may elect to receive all or a portion of their directors' fees in shares of stock.

     In addition, nonofficer directors of Pacific Crest Capital, Inc. automatically receive annual grants of stock options to acquire shares of Common Stock under the Company's 1993 Equity Incentive Plan.

     In 1997, Pacific Crest Bank paid its nonofficer directors an annual retainer of $10,000, plus $1,000 for each board or committee meeting attended in person. Nonofficer directors who served as either the Chairman of the Audit Committee or the Chairman of the Compensation Committee received an additional annual retainer of $4,000. Directors received only one fee for attending board and committee meetings held on the same date. Nonofficer directors were paid $250 for telephonic board meetings that lasted over one hour and $500 for meetings with the Federal Deposit Insurance Corporation or the Department of Financial Institutions of the State of California. In addition, pursuant to the 1996 Non-Employee Directors' Stock Plan, nonofficer directors may elect to receive all or a portion of their directors' fees in shares of stock.

     Neither Pacific Crest Capital, Inc. nor Pacific Crest Bank pays directors who are also executive officers for attending board or committee meetings.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of the Named Executives (determined as of the end of the last fiscal year) for each of the fiscal years ended December 31, 1997, 1996 and 1995 of the Company and Pacific Crest Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                    Annual Compensation                 Compensation
                                                    -------------------                 ------------
                                                                                         Securities
                                                                                         Underlying
                                                                     Other Annual         Options/          All Other
Name and Principal Position     Year   Salary ($)    Bonus ($)     Compensation ($)(1)    SARs (#)       Compensation ($)
---------------------------     ----   ----------    ---------     -------------------    ---------      ----------------
GARY WEHRLE                     1997     250,080      75,000             12,000             15,000          27,708(2)
PRESIDENT AND                   1996     232,414      51,000             12,000             17,000          10,635(3)
CHIEF EXECUTIVE OFFICER         1995     232,414          --             12,000                 --          18,560(4)

GONZALO FERNANDEZ               1997     151,000      40,000             12,000              8,000           6,528(5)
EXECUTIVE VICE PRESIDENT        1996     144,000      54,000             12,000             10,000           4,631(6)
                                1995     120,000          --             12,000              7,000           3,313(7)

BARRY L. OTELSBERG              1997     160,000      25,000             12,000              8,000           15,914(8)
EXECUTIVE VICE PRESIDENT        1996     155,000      34,000             12,000              5,000           10,018(9)
                                1995     155,000          --             12,000              5,335           13,612(10)

LYLE C. LODWICK                 1997     130,000      35,000             12,000              8,000           10,314(11)
EXECUTIVE VICE PRESIDENT        1996     125,000      28,000             12,000              5,000            9,632(12)
                                1995     125,000          --             12,000              5,335            9,550(13)

JOSEPH FINCI                    1997      93,600      25,000             12,000              5,000            6,414(14)
SENIOR VICE PRESIDENT           1996      90,000      30,000              6,000              3,000            7,223(15)
                                1995      78,624          --              6,000              1,000              680(16)

-----------------------
(1) Automobile allowance received by the Named Executive in the amount indicated.

(2) Includes a $9,500 employer contribution to the 401(k) Plan, $2,961 in imputed life insurance premiums, $975 for income tax preparation fee, $9,272 premium for life insurance and $5,000 for anniversary award.

(3) Includes a $9,000 employer contribution to the 401(k) Plan, $885 in imputed life insurance premiums and $750 for income tax preparation fee.

(4) Includes a $9,000 employer contribution to the 401(k) Plan, $288 in imputed life insurance premiums and $9,272 contribution to the Split Dollar Life Insurance Plan.

(5) Includes a $4,500 employer contribution to the 401(k) Plan, $940 premium for life insurance and $1,088 in imputed life insurance premiums.

(6) Includes a $3,280 employer contribution to the 401(k) Plan, $787 premium for life insurance and $564 in imputed life insurance premiums.

(7) Includes $2,400 employer contribution to the 401(k) Plan, $625 premium for life insurance and $288 in imputed life insurance premiums.

(8) Includes a $9,500 employer contribution to the 401(k) Plan, $711 premium for life insurance, $703 in imputed life insurance premiums and $5,000 for anniversary award.

(9) Includes a $9,000 employer contribution to the 401(k) Plan, $651 contribution to the Split Dollar Life Insurance Plan and $367 in imputed life insurance premiums.

(10) Includes $9,000 employer contribution to the 401(k) Plan, $4,438 contribution to the Split Dollar Life Insurance Plan and $174 in imputed life insurance premiums.

(11) Includes a $9,500 employer contribution to the 401(k) Plan, $500 premium for life insurance and $314 in imputed life insurance premiums.

(12) Includes a $9,000 employer contribution to the 401(k) Plan, $455 premium for life insurance and $177 in imputed life insurance premiums.

(13) Includes $7,500 employee contribution to the 401(k) Plan, $1,550 for anniversary award, $398 premium for life insurance and $102 in imputed life insurance premiums.

(14) Includes a $5,616 employer contribution to the 401(k) Plan, $600 premium for medical insurance and $198 in imputed life insurance premiums.

(15) Includes a $6,600 employer contribution to the 401(k) Plan, $600 premium for medical insurance and $23 in imputed life insurance premiums.

(16) Includes $600 premium for medical insurance and $80 in imputed life insurance premiums.


OPTION GRANTS

     The following stock options were granted during 1997 to the Named Executives pursuant to the Company's 1993 Equity Incentive Plan:

                                                          Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                          Number of    Percent of Total                                     Potential Realizable Value
                         Securities     Options/SARS                                        At Assumed Rates of Stock
                         Underlying      Granted to         Exercise                         Price Appreciation (2)
                        Options/SARS    Employees in      or Base Price                     ---------------------------
     Name              Granted (#)(1)      FY 1997           ($/Sh)       Expiration Date       5%         10%
-----------------------------------------------------------------------------------------------------------------------
Gary Wehrle               15,000           22.9%            $12.00          1/23/2007          $113,199    $286,872
Gonzalo Fernandez          8,000           12.2%             12.00          1/23/2007            60,373     152,999
Barry L. Otelsberg         8,000           12.2%             12.00          1/23/2007            60,373     152,999
Lyle C. Lodwick            8,000           12.2%             12.00          1/23/2007            60,373     152,999
Joseph Finci               5,000           7.62%             12.00          1/23/2007            37,733      95,624

-----------------------
(1) The options were granted pursuant to the 1993 Equity Incentive Plan. The options become exercisable in three annual installments of 33-1/3% on each of the second, third and fourth anniversary dates of the grant. The options may be exercised at any time prior to their expiration by tendering the exercise price in cash, check or in shares of stock valued at fair market value on the date of exercise. In the event of a change in control (as defined in the 1993 Equity Incentive Plan) involving the Company, the options will become exercisable in full. The options may be amended by mutual agreement of the optionee and the Company.

(2)  The Potential Realizable Value is the product of (a) the difference between
     (i) the closing average market price per share at the grant date and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option on the date of the grant. THESE AMOUNTS REPRESENT CERTAIN ASSUMED RATES OF APPRECIATION ONLY. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON A VARIETY OF FACTORS, INCLUDING MARKET CONDITIONS AND THE PRICE PERFORMANCE OF THE COMMON STOCK. THERE CAN BE NO ASSURANCE THAT THE RATE OF APPRECIATION PRESENTED IN THIS TABLE CAN BE ACHIEVED.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1997 and unexercised options held by the Named Executives as of December 31, 1997.

             AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                        AND FY-END OPTION/SAR VALUES

                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised     In-the-Money Options/SARs at
                                                  Options/SARs at 12/31/97 (#)         12/31/97 ($)(1)
                                                  ----------------------------  ----------------------------
                            Shares
                           Acquired      Value
                         on Exercise   Realized
          Name               (#)         ($)      Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------   -----------   --------   -----------   -------------   -----------   -------------
Gary Wehrle                  --           --         22,197         43,133        $271,913      $411,858
Gonzalo Fernandez            --           --         12,321         27,679         147,934       280,714
Barry L. Otelsberg           --           --         12,874         22,126         158,594       217,022
Lyle C. Lodwick              --           --         12,874         22,126         158,594       217,022
Joseph Finci                 --           --          2,997         10,003          37,545        89,524


-------------------
(1) Value of unexercised "in-the-money" options is the difference between the market price of the Pacific Crest Common Stock on December 31, 1997 ($18.25 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

DEFINED BENEFIT PLAN

     The Company established the Pacific Crest Capital, Inc. Supplemental Executive Retirement Plan (the "Executive Retirement Plan") at its formation in 1993. At December 31, 1997, only Gary Wehrle, Gonzalo Fernandez, Barry L. Otelsberg and Lyle C. Lodwick were participants in the Executive Retirement Plan.

     The following table shows the estimated annual retirement benefits that would be payable to the Named Executives under the Executive Retirement Plan on their Normal Retirement Date (as defined in the Executive Retirement Plan) on a straight life annuity basis, before any applicable offset for Social Security benefits or matching 401(k) contributions made under the Pacific Crest Capital, Inc. Retirement Plan (the "401(k) Plan") on the participant's behalf. Offsets for social security and 401(k) matching contributions made under the 401(k) Plan may be substantial.


    AVERAGE ANNUAL
       ELIGIBLE                               ANNUAL COMPENSATION
     COMPENSATION                      YEARS OF SERVICE AT RETIREMENT
----------------------   ----------------------------------------------------
                              15           20             25           30
                         -----------  -----------   ------------  -----------
        $200,000           $ 60,000     $ 80,000       $100,000     $120,000
        $250,000           $ 75,000     $100,000       $125,000     $150,000
        $300,000           $ 90,000     $120,000       $150,000     $180,000
        $350,000           $105,000     $140,000       $175,000     $210,000

     The credited years of service as of December 31, 1997 for Messrs. Wehrle, Fernandez, Otelsberg, and Lodwick were 20, 4, 21, and 12, respectively.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Wehrle, Fernandez, Otelsberg, Lodwick, Dennen and Finci, and Ms. Reinhart ("Employees"). Mr. Wehrle's employment agreement was for an initial term of three years and was automatically extended pursuant to its terms and currently covers the period through December 23, 2000. Messrs. Fernandez, Otelsberg, Lodwick, Dennen and Finci's and Ms. Reinhart's employment agreements each are for initial two year terms. The terms of the employment agreements are automatically extended on each anniversary of the agreement to cover successive periods of one year each, unless the Company or the Employee gives written notice of an intent to terminate the employment agreement.
Each employment agreement provides for automatic extension of the term of employment upon the occurrence of a corporate change, as defined in the employment agreement. The Company retains the right to terminate each employment relationship in the event of Employee's physical or mental disability which will render him or her unable to perform under the agreement for any period of one hundred and twenty consecutive days or for an aggregate period of one hundred and twenty or more days during any twelve-month period.
 In the event of termination due to disability, Employee will be entitled to receive as disability compensation the remainder of his or her then annual salary for the remaining term of the agreement payable not less frequently than monthly. In the event of death, Employee's personal representative will be entitled to receive as death benefit, in addition to any other payments which Employee may be entitled to receive under any of the Company's benefit plans, payment of one year's salary at the rate which would have been payable to Employee at the time of his or her death, payable not less frequently than monthly. The Company has the unrestricted right to terminate each Employee for cause, which shall be determined at the Company's sole discretion.

     In addition, the Company's Equity Incentive Plan, 401(k) Plan and Executive Retirement Plan each contain provisions for the accelerated vesting of benefits under such plans upon a change in control of the Company. For such purposes, a "change of control" is deemed to occur when (i) any person becomes the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board of Directors of the Company may be cast; (ii) in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, the persons who were Directors of the Company just prior to such event cease to constitute a majority of the Board of Directors of the Company;
(iii) the stockholders of the Company approve an agreement in which the

Company ceases to be an independent publicly owned corporation or for a sale of substantially all of the assets of the Company; or (iv) at the discretion of the Board of Directors, when a tender offer or exchange offer is made for shares of the Company's Common Stock and shares of Common Stock are acquired thereunder.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors establishes the general policies regarding compensation for the Company and Pacific Crest Bank, adopts and amends employee compensation plans and approves specific compensation levels for executive officers, including the Named Executives. Currently, the members of the Compensation Committee are Martin J. Frank (chairman), Rudolph I. Estrada, Richard S. Orfalea and Steven J. Orlando. Each member of the Compensation Committee is a non-employee director of the Company and Pacific Crest Bank.

     Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1997 applicable to the Company's executives, including the Named Executives.

     THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the banking and financial services industry. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

SALARY AND BONUS COMPENSATION

     The Company pays cash salaries to its executive officers which are competitive with salaries paid to executives of other companies in the financial services industry based upon the individual's experience, performance and responsibilities and past and potential contribution to the Company. In determining the market rate, the Company obtains information regarding executive salary levels for other companies in the banking and financial services industry in California.

     The base salary of the Company's Chief Executive Officer was determined primarily on the terms of his Employment Agreement dated as of December 23, 1993 (the "Agreement"). Mr. Wehrle's Agreement was automatically extended pursuant to its terms and currently covers the period through December 23, 2000. The Agreement set Mr. Wehrle's base rate at no less than $232,414 for the calendar year ended December 31, 1994, and provided that in subsequent years, the base rate should be no less than the base rate for the preceding year, increased in the sole discretion of the Board of Directors based upon the Company's performance and the job performance of Mr. Wehrle and the competitive salary levels for chief executive officers of financial institutions of similar size and diversity. In evaluating Mr. Wehrle's performance, the Committee considered the economy in the Company's market area, the improvement in asset quality of Pacific Crest Bank, the effect and extent of the Company's cost containment efforts, the Company's overall growth, as measured by increases in total loans, total assets and total deposits during the year, the Company's profitability compared with the preceding year and measured against budget, and the Company's stock price appreciation. The Committee put the most weight on the Company's profitability, and weighted each of the other factors relatively equally. The Committee recognized that significant progress was made in 1995 and 1996 in improving profitability and reducing the level of problem assets. After consideration, the Committee determined to pay Mr. Wehrle a base salary of $250,080 in 1997, and to award him a cash bonus of $75,000 and a grant of 15,000 stock options in 1997.

STOCK BASED COMPENSATION - EQUITY INCENTIVE PLAN

     The Company believes that stock ownership by employees, including the Named Executives, provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. To facilitate these objectives, the Company adopted the Equity Incentive Plan.

     Through the Equity Incentive Plan, stock options have been granted to key employees, including the Company's executive officers. See "ELECTION OF DIRECTORS -- Executive Compensation -- OPTION GRANTS." Non-employee directors and consultants are eligible to participate in the Equity Incentive Plan pursuant to the formula provisions thereof. The Equity Incentive Plan is administered by the Compensation Committee. During 1997, stock options were granted to each of the Named Executives, Robert J. Dennen and Carolyn Reinhart.

     In making its determination with respect to stock option grants during 1997, the Compensation Committee took into account option grants to the executive offices in prior years, the remaining number of shares reserved for grant under the Equity Incentive Plan and the number of shares likely to provide a meaningful incentive to superior efforts on behalf of the Company by such persons.

OTHER COMPENSATION

     Messrs. Wehrle, Otelsberg, Fernandez, Lodwick, Finci and Dennen and Ms. Reinhart participate in the Company's broad-based employee benefit plans, such as medical, supplemental disability and term life insurance. In addition, Messrs. Wehrle, Otelsberg, Fernandez and Lodwick participate in the Company's Executive Retirement Plan. See "ELECTION OF DIRECTORS -- Executive Compensation -- DEFINED BENEFIT PLAN."

     The Company has also taken out $250,000 term whole life insurance policies for Messrs. Fernandez and Lodwick under the Company's term whole life insurance plan.

     Messrs. Wehrle and Otelsberg also participate in the Split Dollar Life Insurance Plan. The Split Dollar Life Insurance Agreements provide death benefits of approximately two times the officers' normal annual salary during employment and an amount approximating the officers' final normal annual salary upon retirement.

Dated:  April 10, 1998.            COMPENSATION COMMITTEE

                                       MARTIN J. FRANK (CHAIRMAN)
                                       RUDOLPH I. ESTRADA
                                       RICHARD S. ORFALEA
                                       STEVEN J. ORLANDO

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of a selected peer group over the period from December 23, 1993 (the date on which Foothill Group, the former sole stockholder of the Company distributed all of the Common Stock to its stockholders (the "Spinoff")) through December 31, 1997. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     THE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                 Comparison of Five Year Cumulative Total Return
                          Among NASDAQ U.S. Companies,
                             Selected Peer Group (*)
                         and Pacific Crest Capital, Inc.


                                 [INSERT GRAPH]

                                                        Period Ending
                         ---------------------------------------------------------------------------

Index                     12/23/93     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
----------------------   ----------   ----------   ----------   ----------   ----------   ----------
Pacific Crest
  Capital, Inc.             100.00       91.94        54.84         93.55      148.39       235.48
Nasdaq & Total U.S.         100.00      102.56       100.25        141.78      174.39       214.00
PCCI Peer Group             100.00      113.39       113.75        169.26      228.30       441.15



*Peer group consists of Bank of Commerce, California State Bank, +CU Bancorp, +El Dorado Bancorp, ++First Charter Bank, N.A., Far East National Bank, Foothill Independent Bancorp, FP Bancorp, Inc., ITLA Capital Corporation, +Landmark Bancorp, National Mercantile Bancorp, Professional Bancorp, Inc., Orange National Bancorp, +Riverside National Bank, +SC Bancorp, +Transworld Bancorp, +Ventura County National Bancorp, Bank of Los Angeles, CIUC Bancorp, Redwood Empire and SJBN Financial Corp.

------------------
+   Now defunct
++  Trades on "pink sheet" exchange

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No person who served as a member of the Compensation Committee during the 1997 fiscal year is, or ever has been, an officer or employee of the Company or any of its subsidiaries.


                              CERTAIN TRANSACTIONS

     None of the directors or executive officers of the Company or any subsidiary thereof, or any associates or affiliates of any of them, is or has been indebted to the Company at any time since the beginning of the last completed fiscal year of the Company and there are no outstanding loans to any directors or officers of the Company. Except for the stock plans described above, none of the directors or executive officers of the Company, or any associate or affiliate of such person, had any other material interest, direct or indirect, in any transaction during the past year or any proposed transaction with the Company.


                              INDEPENDENT AUDITORS

     In March 1996, the Company terminated its engagement of Ernst & Young LLP, and retained Deloitte & Touche LLP, as its independent public accountants to audit its financial statements for the year ended December 31, 1996. The decision to change accountants was unanimously recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

     During the 1995 fiscal year of the Company, there were no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Ernst & Young LLP on the Company's financial statements. There were no reportable disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Deloitte & Touche LLP performed audit services for the Company during 1997 which consisted of the examination of the financial statements of the Company and Pacific Crest Bank and assistance and consultation in connection with filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche LLP during 1997 were furnished at customary rates and terms.

     The Company has selected Deloitte & Touche LLP to serve as independent accountants for the 1998 fiscal year. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and to comment on the Company's consolidated financial statements.


                            PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be included in the proxy materials for the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, 30343 Canwood Street, Agoura Hills, California 91301, by
December 11, 1998.

     Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of Stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by Stockholders and the Company, Stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Company.


                                  ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiary and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

     STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 BY WRITING TO THE COMPANY AT 30343 CANWOOD STREET, AGOURA HILLS, CALIFORNIA 91301.


                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                       PACIFIC CREST CAPITAL, INC.

                                       /s/ Robert J. Dennen

                                       ROBERT J. DENNEN
                                       Vice President, Chief Financial
                                       Officer and Secretary

Agoura Hills, California
April 10, 1998

REVOCABLE PROXY                                                  REVOCABLE PROXY
                             PACIFIC CREST CAPITAL, INC.

                    ANNUAL MEETING OF STOCKHOLDERS - MAY 13, 1998

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Pacific Crest Capital, Inc. (the "Company") hereby nominates, constitutes and appoints Gary Wehrle and Robert J. Dennen, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, at 2:00 p.m., on Wednesday, May 13, 1998, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat as follows:

                         PLEASE SIGN AND DATE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

                             PACIFIC CREST CAPITAL, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/


THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF
DIRECTORS' NOMINEES UNLESS AUTHORITY TO DO SO IS WITHHELD.
                                                                                             Withhold
1.   ELECTION OF DIRECTORS -                                                      For        Authority
     NOMINEE:  Martin J. Frank     -    Term Expires 2001                         / /    / /     / /

                                                                                             Withhold
                                                                                  For        Authority
     NOMINEE:  Steven J. Orlando   -    Term Expires 2001                         / /    / /     / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

-------------------------------------------------------------------------------

2. OTHER BUSINESS: In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                       (NOTE: PLEASE DATE AND SIGN YOUR NAME AS
                                       IT APPEARS ON YOUR STOCK CERTIFICATES.
                                       EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.
                                       SHOULD GIVE THEIR FULL TITLES. ALL JOINT
                                       OWNERS SHOULD SIGN.)

                                       I (WE) DO NOT EXPECT TO ATTEND
                                       THE MEETING.
                                       DATED:                           , 1998
                                              --------------------------

                                       SIGNATURE
                                                 -----------------------------

                                       SIGNATURE
                                                 -----------------------------

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.